                                 EXHIBIT (4)(x)

                              FORM OF POLICY RIDER
                                    (MAP II)

[LETTERHEAD OF TRANSAMERICA LIFE INSURANCE COMPANY]

           A Stock Company  (Hereafter called the Company, we, our or us)

                     GUARANTEED MINIMUM INCOME BENEFIT RIDER

This rider provides Your variable annuity with a minimum annuitization value called the Minimum Income Base which can only be used with the Annuity Factors shown in Schedule I of this rider. This Minimum Income Base is guaranteed by Us, regardless of the performance of the variable annuity's investments.

This rider is attached to and made part of Your variable deferred annuity policy as of the Rider Date. Policy refers to the individual policy if the rider is attached to an individual annuity or the group certificate if the rider is attached to a group annuity. This rider may only be terminated as provided herein. This rider is subject to all of the provisions in the policy that do not conflict with the provisions of this rider. The Rider Payment Options provide for variable annuity payments. Subsequent payments may fluctuate with the investment performance of Your annuity Subaccounts, but will never be less than the initial variable annuity payment.

     Policy Number:         [123456]   Rider Date   [09-10-2002]

     Age on Rider Date:     [35]       Minimum Income
                                       Base on Rider Date: [$100,000]

     Annual Growth Rate:    [3.00%]    Guaranteed Minimum Income Benefit:
                                       Last Date to Elect Benefit: [09-10-2061]

     Rider Fee Percentage:  [0.45%]    Last Date to Upgrade:       [09-10-2051]


     Guaranteed Minimum
     Payment Fee:           [1.25%]

       The total rider charges after the Election Date will be the sum of the Mortality and Expense risk Fee and Administrative Charge effective after the Annuity Commencement Date shown on the Policy Specification Page, plus the Guaranteed Minimum Payment Fee, shown Above.

      Election Date      Age         Minimum Income       Guaranteed Minimum
                                           Base*           Monthly Payment**
     --------------     -----       ----------------     --------------------
      [09/10/2003         36          $103,000.00              $133.90]
      [09/10/2004         37          $106,090.00              $153.46]
      [09/10/2005         38          $109,272.70              $175.05]
      [09/10/2006         39          $112,550.88              $197.53]
      [09/10/2007         40          $115,927.41              $222.35]
      [09/10/2008         41          $119,405.23              $248.96]
      [09/10/2009         42          $122,987.39              $277.46]
      [09/10/2010         43          $126,677.01              $309.03]
      [09/10/2011         44          $130,477.32              $341.72]
      [09/10/2012         45          $134,391.64              $397.80]

      [09/10/2017         50          $155,796.74              $503.22]

      [09/10/2022         55          $180,611.12              $644.78]

*Assumes no further payments, no premium tax, and no withdrawals. This amount may only be used for annuitization with the Rider Payment Options provided in this rider.

** Assumes the Minimum Income Base shown is applied to a life with 10 year certain Rider Payment Option with monthly payments. If Election Date is less than [10] years after the Rider Date, an Annuity Income Vesting Schedule is applied as described on page 4 of this rider.

RGMI 21 0902                         1

DEFINITIONS
The following definitions used in this Rider are for reference only.

Adjusted Policy Value
The Policy Value increased or decreased by an Excess Interest Adjustment, if applicable, as defined in Your deferred annuity policy.

Annuitant
The Annuitant is designated on the Policy Specifications Page. The variable annuity payments are paid to the Annuitant (or surviving Joint Annuitant).

Annuity Factor
A factor for the applicable Annuitant age, sex and Rider Payment Option shown in
Schedule I or Schedule II of this rider. For the Rider Payment Option chosen, the Annuity Factor from Schedule I and the Minimum Income Base will be used to determine the first annuity payment. Factors not shown are available from us upon request. Schedule I and Schedule II factors are based on [the Annuity 2000 (male, female, and unisex if required by law) mortality table projected for improvement using projection scale G, assuming an annuity commencement date of 2005.] If Annuitant's age nearest Birthday is at least [85] on Election Date, age [85] will be used to calculate the Annuity Factor.

Election Date
The date we receive in our Home Office all information necessary for You to elect to begin receiving Guaranteed Minimum Income Benefit payments. The Election Date must be within 30 days following a Rider Anniversary. The last date to elect a Rider Payment Option is shown on page one of this rider.

Gross Partial Withdrawal
The requested Partial Withdrawal increased or decreased by the Excess Interest Adjustment plus any applicable surrender charges.

Minimum Income Base
The amount we will use to determine the Guaranteed Minimum Income Benefit payments.

Rider Anniversary
The anniversary of the Rider Date for each year the rider remains in force.

Rider Date
The date that this rider is added to the policy. This is also the date that You most recently upgraded the Minimum Income Base, as described in the Minimum Income Base Upgrade section on page 3, if applicable.

Rider Year
The 12-month period following the Rider Date shown on page one of this rider. The first Rider Year starts on the Rider Date. Each subsequent Rider Year starts on the anniversary of the Rider Date.

Supportable Payment
The Supportable Payment is equal to the number of variable annuity units in the selected Subaccounts multiplied by the variable annuity unit values in those Subaccounts on the date the payment is calculated. The variable annuity unit values will be calculated using a [5%] assumed investment return, unlike the first payment, which is calculated assuming a lower return.

GUARANTEED MINIMUM INCOME BENEFIT

On the Election Date, You may use the Minimum Income Base and the applicable
Schedule I Annuity Factor to provide variable payments to the Annuitant. The first variable annuity payment is determined by the following calculation of 1 x 2 x 3, where:

(1)  is the Minimum Income Benefit divided by $1,000;
(2)  is the Annuity Factor from Schedule I; and
(3)  is the Vesting Percentage from the Annuity Income Vesting Schedule on page
     4.

On each anniversary of Your initial variable annuity payment, the stabilized variable annuity payment (for the year just about to begin) will be equal to the greater of a) the supportable payment or b) the initial variable annuity payment.

Mortality and Expense Risk Fee and Administrative Charge:
For all variable annuity payments after the first variable annuity payment, an annual Mortality and Expense Risk Fee and Administrative Charge will be charged. This fee may be different than the Mortality and Expense Risk Fee and Administrative Charge in effect for Your deferred annuity policy prior to the Election Date. The total rider charges after the Election Date will be equal to the "Mortality and Expense Risk Fee and Administrative Charge effective after the Annuity Commencement Date" shown on the Policy Specification Page, plus the Guaranteed Minimum Payment Fee, shown on page one of this rider. This Guaranteed Minimum Payment Fee is used to fund the stabilization and guaranteed minimum payment features described below.

RGMI 21 0902                         2

MINIMUM INCOME BASE
The Minimum Income Base is used to determine Your Guaranteed Minimum Income Benefit payments.

On the Rider Date, the Minimum Income Base is the Policy Value of that date. After the Rider Date, the Minimum Income Base will be equal to (A) plus (B) less
(C) where:

(A) is the Minimum Income Base on the Rider Date, accumulated at the effective Annual Growth Rate as shown on page one of this rider;
(B) is any additional premium payments made after the Rider Date, accumulated from their payment date(s) at the effective Annual Growth Rate as shown on page one of this rider;
(C) is the Gross Partial Withdrawals since the Rider Date (adjusted as described below), accumulated from the withdrawal date(s) at the effective Annual Growth Rate, plus any applicable premium taxes.

On the Election Date, if the Adjusted Policy Value is greater than the Minimum Income Base, we will increase Your Minimum Income Base to be equal to Your Adjusted Policy Value at that time. You may only use the Minimum Income Base with the Rider Payment Options in this rider. You may not use the Minimum Income Base with the Annuity Payment Options listed in Your policy.

Withdrawals:
In any Rider Year, the Minimum Income Base will only be reduced by the same amount that Your Policy Value is reduced as long as the Gross Partial Withdrawal does not exceed a maximum annual amount. Amounts withdrawn in excess of the maximum annual amount will reduce the Minimum Income Base by an amount equal to
(A) divided by (B) multiplied by (C) where:

(A) is the amount of the excess Gross Partial Withdrawal (that is, the portion of the Gross Partial Withdrawal which exceeds the maximum annual amount);

(B) is the Policy Value after the current Rider Year maximum annual amount has been withdrawn, but immediately prior to the Withdrawal of the excess portion; and

(C) is the Minimum Income Base after the current Rider Year maximum annual amount has been withdrawn, but prior to Withdrawal of the excess portion.

For each Rider Year, the maximum annual amount is equal to the Minimum Income Base, as of the beginning of the Rider Year, multiplied by [6%.]

Withdrawals during a Rider Year will reduce the available maximum annual amount by the amount of the Gross Partial Withdrawal.

RIDER FEE
Prior to the Election Date we will deduct a fee from the Policy Value on each Rider Anniversary and on the termination date of this rider. The Rider Fee is the Minimum Income Base at the time the fee is deducted, multiplied by the Rider Fee Percentage shown on the first page of this rider. The fee will be deducted from each investment option in proportion to the amount of Policy Value in each investment option. If the date this fee is deducted for termination of this rider is a date other than a Rider Anniversary, then the fee will be prorated for the portion of the Rider Year which has passed. This fee will not be deducted after the Election Date.

MINIMUM INCOME BASE UPGRADE
The owner may elect, by notifying us, in a form acceptable to us, to upgrade the Minimum Income Base to the Policy Value within 30 days after any Rider Anniversary. This allows the owner to increase the Minimum Income Base to equal the Policy Value on the new Rider Date if it is greater than the Minimum Income Base. This value is then the new Minimum Income Base, and continues to grow as described above.

If an upgrade is elected, this rider will terminate and a new rider available at that time will be issued with a new Rider Date and its own fees and guaranteed benefits.

RIDER PAYMENT OPTIONS
The Minimum Income Base and applicable Annuity Factors from Schedule I may be applied to one of the following payment options:

   Life Income-
   An election may be made for "No Period Certain", "10 Years Certain", or "20 Years Certain". In the event of the death of the person receiving payments prior to the end of the 10 or 20 year period certain, the remaining period certain payments will be continued to the beneficiary.

   Joint and Full Survivor-
   An election may be made for "No Period Certain", "10 Years Certain", or "20 Years Certain". Payments will be made as long as either the Annuitant or Joint Annuitant is living. In the event of the death of both the Annuitant and the Joint Annuitant prior to the end of the 10 or 20 year period certain, the remaining period certain payments will be continued to the beneficiary.

RGMI 21 0902                         3

ANNUITY INCOME VESTING SCHEDULE
If the Election Date is less than [10] years after the Rider Date, the Guaranteed Minimum Income Benefit will be subject to a vesting schedule as shown below:

     Completed Rider
       Years Since                Percentage Vested
       Rider Date

          [1                             50%]
          [2                             55%]
          [3                             60%]
          [4                             65%]
          [5                             70%]
          [6                             75%]
          [7                             80%]
          [8                             85%]
          [9                             90%]
         [10                            100%]

If the Election Date occurs on or after the [10th] Rider Anniversary, the Guaranteed Minimum Income Benefit will be fully vested.

Number of Variable Annuity Units After Election Date:
  On the Election Date, the number of annuity units in each subaccount is determined by dividing the first variable annuity payment allocated to the subaccount by the variable annuity unit value of that subaccount on the Election Date. The number of variable annuity units in effect at any time after annuity payments begin is equal to (1) plus (2) minus (3) where:

     (1) is the number of annuity units in effect on the Election Date;
     (2) is the number of any annuity units purchased after the Election Date (described below under "Purchase/Redemption of Annuity Units"); and
     (3) is the number of any annuity units redeemed after the Election Date (described below under "Purchase/Redemption of Annuity Units").

Purchase/Redemption of Annuity Units:
If the Supportable Payment (at any payment date) is greater than the stabilized payment for that year, the excess will be used to purchase additional annuity units (using the attained age factors in Schedule II) as described below. If the Supportable Payment (at any payment date) is less than the stabilized payment for that year, annuity units will be redeemed as described below to fund the deficiency. The number of annuity units purchased or redeemed is equal to the annuity income purchased or redeemed, respectively, divided by the annuity unit value for each respective Subaccount. Purchases and redemptions of annuity income will be allocated to each Subaccount on a proportionate basis. The amount of annuity income purchased or redeemed is the difference between the Supportable Payment and the stabilized variable annuity payment, times the attained age nearest birthday Annuity Factors shown in Schedule II, divided by $1,000. The Schedule II Annuity Factor will reflect the remaining number of years certain, if any.

The Company bears the risk that it will need to make payments if all annuity units have been redeemed in an attempt to maintain the stabilized payment at the initial payment level. In such an event, the Company will make all future payments equal to the initial variable annuity payment.

ASSIGNMENT
Payments made under this rider may not be pledged or assigned. Payments will only be made to the Annuitant or Joint Annuitant named in the policy.

TERMINATION
This rider will be terminated upon the earliest of:
a.   the Election Date;
b. 30 days after the Last Date to Elect Benefit shown on the first page of this rider;
c.   the date the policy terminates;
d. the date You notify Us in writing of Your intention to terminate this rider (may not be before the first Rider Anniversary);
e. the date You elect to apply the Adjusted Policy Value to annuitize this policy using the Policy's payment options; and
f.   the date You elect to upgrade Your Minimum Income Base.

This rider cannot be terminated prior to the earliest of the above dates.

                        Signed for us at our home office.

      /s/ Craig D. Vermie                               /s/ Larry N. Norman

           SECRETARY                                          PRESIDENT

RGMI 21 0902                         4

                          SCHEDULE I - ANNUITY FACTORS

The amounts shown in these tables are the Annuity Factors for each $1,000 of the Minimum Income Base and are based on a [2%] Assumed Investment Return.

----------------------------------------------------------------------------------------------------------------------------
              Monthly Annuity Factor For Life      Monthly Annuity Factor For Life      Monthly Annuity Factor For Life
                  With No Period Certain                With 10 Years Certain                With 20 Years Certain
----------------------------------------------------------------------------------------------------------------------------
   Age*       Male        Female       Unisex       Male        Female      Unisex      Male        Female       Unisex
   [50       $ 3.25       $ 3.13       $ 3.17       $3.23        $3.12       $3.16      $3.17        $3.09        $3.11]
   [51         3.31         3.19         3.23        3.29         3.18        3.21       3.22         3.14         3.16]
   [52         3.38         3.25         3.29        3.36         3.24        3.27       3.28         3.19         3.22]
   [53         3.45         3.31         3.35        3.42         3.30        3.34       3.34         3.25         3.27]
   [54         3.52         3.38         3.42        3.49         3.36        3.40       3.40         3.30         3.33]
   [55         3.60         3.45         3.50        3.57         3.43        3.47       3.46         3.36         3.39]
   [56         3.69         3.52         3.57        3.65         3.50        3.55       3.52         3.42         3.45]
   [57         3.77         3.60         3.65        3.73         3.58        3.63       3.59         3.49         3.52]
   [58         3.87         3.69         3.74        3.82         3.66        3.71       3.66         3.55         3.59]
   [59         3.97         3.77         3.83        3.91         3.74        3.79       3.73         3.62         3.65]
   [60         4.07         3.87         3.93        4.01         3.83        3.89       3.80         3.69         3.73]
   [61         4.19         3.97         4.03        4.12         3.92        3.98       3.87         3.77         3.80]
   [62         4.31         4.07         4.14        4.23         4.02        4.08       3.94         3.84         3.87]
   [63         4.44         4.18         4.26        4.34         4.13        4.19       4.01         3.92         3.95]
   [64         4.58         4.30         4.39        4.46         4.24        4.31       4.09         3.99         4.02]
   [65         4.72         4.43         4.52        4.59         4.35        4.43       4.16         4.07         4.10]
   [66         4.88         4.57         4.66        4.72         4.48        4.55       4.23         4.15         4.18]
   [67         5.05         4.71         4.81        4.86         4.61        4.69       4.31         4.23         4.25]
   [68         5.23         4.87         4.98        5.01         4.75        4.83       4.38         4.30         4.33]
   [69         5.42         5.04         5.15        5.16         4.89        4.97       4.44         4.38         4.40]
   [70         5.63         5.22         5.34        5.32         5.05        5.13       4.51         4.45         4.47]
   [71         5.84         5.42         5.54        5.48         5.21        5.29       4.57         4.52         4.54]
   [72         6.07         5.63         5.76        5.65         5.38        5.46       4.63         4.59         4.60]
   [73         6.32         5.86         6.00        5.82         5.56        5.64       4.68         4.65         4.66]
   [74         6.59         6.11         6.25        6.00         5.74        5.82       4.73         4.71         4.72]
   [75         6.87         6.38         6.52        6.18         5.94        6.01       4.78         4.76         4.77]
   [76         7.17         6.66         6.81        6.37         6.13        6.21       4.82         4.81         4.81]
   [77         7.50         6.98         7.13        6.55         6.34        6.40       4.86         4.85         4.85]
   [78         7.85         7.32         7.47        6.74         6.54        6.61       4.89         4.88         4.89]
   [79         8.22         7.68         7.84        6.93         6.75        6.81       4.92         4.92         4.92]
   [80         8.62         8.08         8.24        7.12         6.96        7.01       4.94         4.94         4.94]
   [81         9.05         8.51         8.67        7.30         7.17        7.21       4.96         4.96         4.96]
   [82         9.51         8.98         9.14        7.48         7.37        7.40       4.98         4.98         4.98]
   [83        10.00         9.49         9.64        7.65         7.57        7.59       5.00         5.00         5.00]
   [84        10.52        10.04        10.18        7.82         7.75        7.77       5.01         5.01         5.01]
   [85        11.09        10.63        10.77        7.97         7.93        7.94       5.02         5.02         5.02]
----------------------------------------------------------------------------------------------------------------------------

                                      Monthly Annuity Factor For Joint and Full Survivor
----------------------------------------------------------------------------------------------------------------------------
     Age of                                             Age of Female Annuitant*

              --------------------------------------------------------------------------------------------------------------
      Male            15 Years       12 Years       9 Years        6 Years         3 Years     Same As Male     3 Years
                     Less Than      Less Than      Less Than      Less Than       Less Than                    More Than
   Annuitant*           Male           Male           Male           Male            Male                         Male
----------------------------------------------------------------------------------------------------------------------------
     [50               $2.47          $2.54          $2.61          $2.68           $2.75         $2.81          $2.88]
     [55                2.62           2.70           2.79           2.88            2.97          3.06           3.14]
     [60                2.80           2.91           3.02           3.13            3.25          3.37           3.48]
     [65                3.04           3.17           3.32           3.47            3.63          3.79           3.95]
     [70                3.34           3.52           3.71           3.92            4.14          4.37           4.59]
----------------------------------------------------------------------------------------------------------------------------

                                 Monthly Annuity Factor For Unisex Joint and Full Survivor
----------------------------------------------------------------------------------------------------------------------------
     Age of                                              Age of Joint Annuitant*

              --------------------------------------------------------------------------------------------------------------
      First           15 Years       12 Years       9 Years        6 Years         3 Years       Same As       3 Years
                     Less Than      Less Than      Less Than      Less Than       Less Than       First       More Than
   Annuitant*          First          First          First          First           First                       First
----------------------------------------------------------------------------------------------------------------------------
     [50               $2.48          $2.54          $2.61          $2.68           $2.75         $2.81          $2.87]
     [55                2.63           2.71           2.79           2.88            2.96          3.05           3.12]
     [60                2.81           2.92           3.02           3.14            3.25          3.36           3.46]
     [65                3.05           3.18           3.33           3.47            3.62          3.77           3.91]
     [70                3.36           3.53           3.73           3.93            4.13          4.34           4.53]
----------------------------------------------------------------------------------------------------------------------------
*Age nearest birthday
----------------------------------------------------------------------------------------------------------------------------

Dollar amounts of monthly, quarterly, semi-annual, and annual installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.

RGMI-SCH 1 (R9/02)

                          SCHEDULE II - ANNUITY FACTORS

 The amounts shown in these tables are the Annuity Factors for each $1,000 and are based on a [5%] Assumed Investment Return.

----------------------------------------------------------------------------------------------------------------------------
              Monthly Annuity Factor For Life      Monthly Annuity Factor For Life      Monthly Annuity Factor For Life
                  With No Period Certain                With 10 Years Certain                With 20 Years Certain
----------------------------------------------------------------------------------------------------------------------------
   Age*       Male        Female       Unisex       Male        Female      Unisex      Male        Female       Unisex
   [50       $ 5.07       $ 4.93       $ 4.98       $5.04        $4.92       $4.95      $4.94        $4.86       $4.88]
   [51         5.13         4.99         5.03        5.09         4.96        5.00       4.99         4.90        4.93]
   [52         5.19         5.04         5.08        5.15         5.01        5.05       5.03         4.94        4.97]
   [53         5.26         5.10         5.14        5.21         5.07        5.11       5.08         4.99        5.02]
   [54         5.33         5.16         5.21        5.27         5.12        5.17       5.13         5.04        5.06]
   [55         5.40         5.22         5.27        5.34         5.18        5.23       5.18         5.08        5.12]
   [56         5.48         5.29         5.35        5.41         5.25        5.30       5.24         5.14        5.17]
   [57         5.57         5.36         5.42        5.49         5.32        5.37       5.29         5.19        5.22]
   [58         5.66         5.44         5.50        5.57         5.39        5.44       5.35         5.25        5.28]
   [59         5.75         5.52         5.59        5.66         5.47        5.52       5.41         5.30        5.34]
   [60         5.85         5.61         5.68        5.75         5.55        5.61       5.47         5.36        5.40]
   [61         5.97         5.70         5.78        5.85         5.63        5.70       5.53         5.43        5.46]
   [62         6.09         5.81         5.89        5.95         5.72        5.79       5.59         5.49        5.52]
   [63         6.21         5.91         6.00        6.06         5.82        5.89       5.65         5.55        5.58]
   [64         6.35         6.03         6.13        6.17         5.92        6.00       5.71         5.62        5.65]
   [65         6.50         6.16         6.26        6.29         6.03        6.11       5.77         5.68        5.71]
   [66         6.66         6.29         6.40        6.42         6.15        6.23       5.83         5.75        5.78]
   [67         6.83         6.43         6.55        6.55         6.27        6.36       5.89         5.82        5.84]
   [68         7.01         6.59         6.71        6.69         6.40        6.49       5.95         5.88        5.90]
   [69         7.21         6.76         6.89        6.83         6.54        6.63       6.01         5.95        5.97]
   [70         7.41         6.94         7.08        6.98         6.69        6.77       6.06         6.01        6.03]
   [71         7.63         7.14         7.28        7.13         6.84        6.93       6.11         6.07        6.08]
   [72         7.87         7.35         7.50        7.28         7.00        7.09       6.16         6.13        6.14]
   [73         8.12         7.58         7.74        7.45         7.17        7.25       6.21         6.18        6.19]
   [74         8.39         7.83         8.00        7.61         7.34        7.42       6.25         6.23        6.23]
   [75         8.68         8.11         8.28        7.78         7.52        7.60       6.29         6.27        6.28]
   [76         8.99         8.40         8.58        7.95         7.71        7.78       6.32         6.31        6.31]
   [77         9.32         8.72         8.90        8.12         7.90        7.97       6.35         6.35        6.35]
   [78         9.68         9.07         9.25        8.29         8.09        8.16       6.38         6.38        6.38]
   [79        10.06         9.45         9.63        8.47         8.29        8.34       6.41         6.40        6.40]
   [80        10.47         9.85        10.04        8.64         8.48        8.53       6.43         6.42        6.43]
   [81        10.91        10.30        10.48        8.80         8.67        8.71       6.45         6.44        6.44]
   [82        11.38        10.78        10.96        8.97         8.86        8.89       6.46         6.46        6.46]
   [83        11.88        11.30        11.47        9.12         9.04        9.06       6.47         6.47        6.47]
   [84        12.42        11.87        12.03        9.27         9.21        9.23       6.48         6.48        6.48]
   [85        12.99        12.48        12.63        9.41         9.37        9.38       6.49         6.49        6.49]
----------------------------------------------------------------------------------------------------------------------------


                                      Monthly Annuity Factor For Joint and Full Survivor
----------------------------------------------------------------------------------------------------------------------------
     Age of                                             Age of Female Annuitant*

              --------------------------------------------------------------------------------------------------------------
      Male            15 Years       12 Years       9 Years        6 Years         3 Years       Same As      3 Years
                     Less Than      Less Than      Less Than      Less Than       Less Than        Male      More Than
   Annuitant*           Male           Male           Male           Male            Male                      Male
----------------------------------------------------------------------------------------------------------------------------
     [50               $4.37          $4.42          $4.46          $4.51           $4.56         $4.62          $4.67]
     [55                4.48           4.54           4.60           4.67            4.74          4.81           4.88]
     [60                4.62           4.70           4.79           4.88            4.98          5.08           5.18]
     [65                4.81           4.92           5.04           5.17            5.31          5.46           5.61]
     [70                5.07           5.23           5.40           5.59            5.79          6.00           6.22]
----------------------------------------------------------------------------------------------------------------------------

                                 Monthly Annuity Factor For Unisex Joint and Full Survivor
----------------------------------------------------------------------------------------------------------------------------
     Age of                                              Age of Joint Annuitant*

              --------------------------------------------------------------------------------------------------------------
      First           15 Years       12 Years       9 Years        6 Years         3 Years       Same As       3 Years
                     Less Than      Less Than      Less Than      Less Than       Less Than       First       More Than
   Annuitant*          First          First          First          First           First                       First
----------------------------------------------------------------------------------------------------------------------------
     [50               $4.38          $4.42          $4.47          $4.51           $4.56         $4.61          $4.66]
     [55                4.48           4.54           4.60           4.67            4.73          4.80           4.87]
     [60                4.63           4.70           4.79           4.88            4.97          5.07           5.16]
     [65                4.82           4.93           5.05           5.17            5.30          5.44           5.57]
     [70                5.09           5.24           5.41           5.59            5.78          5.97           6.16]
----------------------------------------------------------------------------------------------------------------------------
*Age nearest birthday
----------------------------------------------------------------------------------------------------------------------------

Dollar amounts of monthly, quarterly, semi-annual, and annual installments not shown in the above tables will be calculated on the same basis as those shown and may be obtained from the Company.

RGMI-SCH 2 (R 9/02)